Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Knowles Corporation 401(k) Plan
Itasca, Illinois

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-194262) of Knowles Corporation of our report dated June 18, 2019, relating to the financial statements and supplemental schedules of Knowles Corporation 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2018.
/s/ BDO USA, LLP
BDO USA, LLP
Grand Rapids, Michigan

June 18, 2019